Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2013

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2013
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.
Additional Information about the Proposed Merger Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, TPG and Parkway have filed a preliminary joint proxy statement/prospectus with the SEC as part of Parkway’s registration statement on Form S-4. These materials are not yet final and may be amended. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors may obtain free copies of the registration statement, the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus and other relevant documents filed by TPG and Parkway with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by TPG with the SEC are available free of charge on TPG’s website at www.tpgre.com, and copies of the documents filed by Parkway with the SEC are also available free of charge on Parkway’s website at www.PKY.com.

TPG, Parkway and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TPG’s and Parkway’s stockholders in respect of the proposed transaction. Information regarding TPG’s directors and executive officers can be found in TPG’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Parkway’s directors and executive officers can be found in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013. Additional information regarding the interests of such potential participants is included in the preliminary joint proxy statement/prospectus and will be included in the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from TPG or Parkway, as applicable, using the sources indicated above.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Houston, Texas; and Austin, Texas. As of September 30, 2013, we owned interests in and asset managed 10 operating properties with 7.0 million rentable square feet and provided leasing, asset and/or property management services on behalf of a third party for an additional three operating properties with 1.9 million rentable square feet.
TPG/CalSTRS Austin Joint Venture
TPG/CalSTRS Austin, LLC is a joint venture between TPG Austin Partner, LLC and the California State Teachers' Retirement System (“CalSTRS”), in which each partner owns 50.0%. TPG Austin Partner, LLC, the managing member, is a joint venture between our operating partnership, Thomas Properties Group, L.P. (“TPG”), and Madison International Realty (“Madison”), which have ownership interests of 66.7% and 33.3%, respectively. As of September 30, 2013, TPG/CalSTRS Austin, LLC owns five properties in Austin, Texas. TPG's effective ownership interest in the Austin properties is 33.3%. As of September 30, 2013, TPG/CalSTRS Austin, LLC has total capital commitments of $250.0 million, of which $10.4 million, $6.9 million and $3.5 million is unfunded by CalSTRS, TPG and Madison, respectively.
Recent Events
Parkway Properties, Inc. Merger
On September 4, 2013, TPGI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parkway Properties, Inc., (“Parkway”). Under the terms of the Merger Agreement, TPGI will merge with and into Parkway, with Parkway surviving the merger, and our Operating Partnership will merge with a wholly owned subsidiary of Parkway. Each outstanding share of common stock of TPGI will be canceled and converted into the right to receive 0.3822 shares (the “Exchange Ratio”) of common stock of Parkway, and each outstanding share of limited voting stock of TPGI will be canceled and converted into the right to receive limited voting stock of Parkway at the Exchange Ratio. Pursuant to the Merger Agreement, each outstanding limited partnership unit of TPGI's Operating Partnership will be converted into the right to receive common limited partnership units of Parkway Properties LP at the Exchange Ratio.

Special Meeting

TPGI will hold a Special Meeting of its Stockholders (the “Special Meeting”) on December 17, 2013. The record date for determination of stockholders entitled to vote at the Special Meeting has been set as the close of business on November 11, 2013. At the Special Meeting, TPGI’s stockholders will vote on the a proposal to approve the merger with Parkway and other proposals as described in the preliminary joint proxy statement/prospectus of TPGI and Parkway filed by Parkway with the Securities and Exchange Commission. Completion of the transaction is subject to the approval of shareholders of both companies and satisfaction of customary closing conditions.

Property Sale
On September 27, 2013, three properties in Northern Virginia (Fair Oaks Plaza and Reflections I and II), owned by TPG/CalSTRS, LLC (“TPG/CalSTRS”), a joint venture with CalSTRS, and subject to special servicer oversight as a result of mortgage loan defaults, were sold to an entity owned by three of TPG's executives (John Sischo, Randall Scott and Thomas Ricci), two of which are directors. TPG has no continuing involvement, commitments or obligations with respect to such properties. TPG/CalSTRS recognized a non-cash gain of approximately $14.3 million, of which TPG's share was approximately $2.2 million.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND - CONTINUED
TPG/CalSTRS Liquidation
On September 30, 2013, pursuant to the Redemption and Liquidation Option Agreement ("Option Agreement"), TPG/CalSTRS was liquidated. Under the Option Agreement (a) TPG made a capital contribution to TPG/CalSTRS of approximately $166.3 million, (the "Contribution Amount"), (b) TPG/CalSTRS made a distribution to CalSTRS of all of the interests in the entities that owned City National Plaza, plus cash equal to the Contribution Amount, and (c) TPG/CalSTRS made a distribution to TPG of all of the interests in the entities that own San Felipe Plaza and CityWestPlace, which are now wholly-owned by TPG. TPG recognized a gain on the liquidation of the joint venture of approximately $118.2 million due to the transfer of our interest in City National Plaza to CalSTRS resulting in a gain of $62.7 million, and a remeasurement of our historical 25% interest in CityWestPlace and San Felipe Plaza upon the acquisition of the other 75% interest from CalSTRS, resulting in a gain of $55.5 million.

Parkway Loan
In connection with the execution of the Merger Agreement, TPG entered into an $80.0 million loan agreement with Parkway to fund a portion of TPG's obligations with respect to the TPG/CalSTRS liquidation. The loan with Parkway was funded on September 27, 2013, and bears interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears. If the merger with Parkway is not consummated, the loan will mature on January 15, 2015.

Litigation Relating to the Merger Transaction with Parkway

On October 24, 2013, a purported stockholder of TPGI filed a lawsuit entitled Osieczanek v. Thomas Properties Group, Inc., et. al. against TPGI and its directors, Parkway, and PKY Masters, LP in the Chancery Court of the State of Delaware. This action was brought as a putative class action, alleging that TPGI’s directors breached certain alleged duties to TPGI’s stockholders by failing to provide TPGI’s stockholders with material information in connection with the mergers and that Parkway aided and abetted those breaches. The lawsuit seeks various forms of relief, including that the court enjoin the merger and rescind the merger agreement. TPGI and its directors believe that this action is without merit.

Significant Leasing Activity
Subsequent to September 30, 2013, we entered into a long-term lease for 581,000 square feet with Statoil Gulf Services L.L.C., the U.S. upstream wholly-owned subsidiary of Norwegian energy company, Statoil ASA (Aa2/AA-), as their North American headquarters at CityWestPlace. Beginning with initial occupancy in mid-2015, Statoil will over time occupy the entirety of CityWestPlace Building 2, comprising 431,000 square feet, as well as extend their existing lease for 150,000 square feet in CityWestPlace Building 4. Statoil is significantly growing its presence at CityWestPlace from its current occupancy of 225,000 square feet.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain non- GAAP financial measures. We believe the non-GAAP financial measures provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use After Tax Cash Flow (“ATCF”), to report operating results. ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. Although this financial measure is not presented in accordance with GAAP, we believe this measure assists investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP. See pages 6 - 9 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Rental	$8,165	$7,813	$23,464	$23,343
Tenant reimbursements	5,423	5,344	16,392	15,746
Parking and other	769	786	2,977	2,271
Investment advisory, management, leasing and development services	998	1,005	2,526	2,669
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,114	3,588	10,396	11,909
Reimbursement of property personnel costs	846	1,273	2,879	4,140
Condominium sales	3,630	2,302	11,423	4,266
Total revenues	23,945	22,111	70,057	64,344
Expenses:
Property operating and maintenance	6,421	6,183	19,544	18,198
Real estate and other taxes	2,003	1,742	5,940	5,627
Investment advisory, management, leasing and development services	2,968	2,634	7,176	8,628
Reimbursable property personnel costs	846	1,273	2,879	4,140
Cost of condominium sales	2,985	1,858	9,396	3,251
Interest	3,350	4,205	10,594	12,659
Depreciation and amortization	3,738	4,120	11,850	11,782
General and administrative	7,603	3,893	20,083	13,024
Impairment loss	—	—	753	—
Total expenses	29,914	25,908	88,215	77,309
Interest income	66	39	180	52
Equity in net income (loss) of unconsolidated real estate entities	(1,846)	(1,797)	(8,167)	(2,613)
Gain (loss) on sale of real estate	(7)	—	(566)	—
Gain on liquidation of joint venture	118,201	—	118,201	—
Income (loss) before income taxes and noncontrolling interests	110,445	(5,555)	91,490	(15,526)
Benefit (provision) for income taxes	(7,987)	442	(8,027)	368
Net income (loss)	102,458	(5,113)	83,463	(15,158)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(22,532)	1,226	(18,821)	3,817
Partners in consolidated real estate entities	355	(198)	1,119	(668)
	(22,177)	1,028	(17,702)	3,149
TPGI's share of net income (loss)	$80,281	$(4,085)	$65,761	$(12,009)
Income (loss) per share - basic	$1.71	$(0.09)	$1.40	$(0.30)
Income (loss) per share - diluted	1.71	(0.09)	1.40	(0.30)
Weighted average common shares-basic	46,610,859	45,517,207	46,484,165	40,301,224
Weighted average common shares-diluted	46,884,429	45,517,207	46,752,071	40,301,224

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2013	December 31, 2012		September 30, 2013	December 31, 2012
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$826,688	$267,798	Mortgage loans including loan premiums	$595,538	$259,995
Land improvements—development properties, net	15,431	6,403	Unsecured loan	80,000	—
Investments in real estate, net	842,119	274,201	Accounts payable and other liabilities, net	71,329	20,195
			Unrecognized tax benefits	8,027	8,027
Condominium units held for sale	29,388	37,891	Losses and distributions in excess of investments in unconsolidated real estate entities	276	10,084
Investments in unconsolidated real estate entities	66,308	106,210	Prepaid rent	7,118	1,784
Cash and cash equivalents, unrestricted	62,274	76,837	Deferred revenue	10,950	10,566
Restricted cash	8,794	11,463	Below market rents, net	99	124
Marketable securities	9,160	—	Mortgage loans associated with land held for sale	—	21,380
Rents and other receivables, net	1,858	1,825	Total liabilities	773,337	332,155
Receivables from unconsolidated real estate entities	1,373	2,347	Equity:
Deferred rents	22,013	18,994	Stockholders’ equity:
Deferred leasing and loan costs, net	60,211	10,716	Common stock	470	461
Above market rents, net	50	191	Limited voting stock	116	123
Deferred tax asset, net of valuation allowance	21,074	8,027	Additional paid-in capital	261,893	258,780
Other assets, net	4,644	2,004	Retained deficit and dividends	(20,798)	(83,635)
Assets associated with land held for sale	—	60,286	Total stockholders’ equity	241,681	175,729
Total assets	$1,129,266	$610,992	Noncontrolling interests:
			Unitholders in the Operating Partnership	60,096	44,154
			Partners in consolidated real estate entities	54,152	58,954
			Total noncontrolling interests	114,248	103,108
			Total equity	355,929	278,837
			Total liabilities and equity	$1,129,266	$610,992

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; viii) impairment loss; ix) gain on liquidation of joint venture; and x) gain (loss) on sale of real estate. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended September 30, 2013
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$80,281	$—	$—	$—	$—	$80,281
Income tax (benefit) provision	7,987	—	—	—	—	7,987
Noncontrolling interests - unitholders in the Operating Partnership	22,532	—	—	—	—	22,532
Depreciation and amortization	3,738	5,223	1,822	(1,754)	—	9,029
Amortization of loan costs	143	(84)	28	28	—	115
Non-cash compensation expense	558	—	—	—	—	558
Straight-line rent adjustments	(1,078)	(531)	133	177	—	(1,299)
Adjustments to reflect the fair market value of rent	33	(819)	(65)	273	—	(578)
Gain on liquidation of joint venture	(118,201)	—	—	—	—	(118,201)
Loss (gain) on sale of real estate	8	—	(2,192)	—	—	(2,184)
ATCF before income taxes	$(3,999)	$3,789	$(274)	$(1,276)	$—	$(1,760)

TPGI's share of ATCF before income taxes (1)	$(3,192)	$3,025	$(219)	$(1,019)	$—	$(1,405)
TPGI's income tax benefit (expense) - current	(23)	—	—	—	—	(23)
TPGI's share of ATCF	$(3,215)	$3,025	$(219)	$(1,019)	$—	$(1,428)

ATCF per share - basic						$(0.03)
ATCF per share - diluted						$(0.03)
Dividends paid per share						$0.02
Weighted average common shares outstanding - basic						46,610,859
Weighted average common shares outstanding - diluted						46,884,429

(1) Based on an interest in our operating partnership of 79.83% for the three months ended September 30, 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended September 30, 2012
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(4,085)	$—	$—	$—	$—	$(4,085)
Income tax (benefit) provision	(442)	—	—	—	—	(442)
Noncontrolling interests - unitholders in the Operating Partnership	(1,226)	—	—	—	—	(1,226)
Depreciation and amortization	4,120	1,103	1,914	(201)	(23)	6,913
Amortization of loan costs	120	8	54	—	—	182
Non-cash compensation expense	324	—	—	—	—	324
Straight-line rent adjustments	59	(141)	30	31	3	(18)
Adjustments to reflect the fair market value of rent	12	(100)	(77)	—	—	(165)
ATCF before income taxes	$(1,118)	$870	$1,921	$(170)	$(20)	$1,483

TPGI's share of ATCF before income taxes (1)	$(878)	$683	$1,509	$(135)	$(15)	$1,164
TPGI's income tax benefit (expense) - current	144	—	—	—	—	144
TPGI's share of ATCF	$(734)	$683	$1,509	$(135)	$(15)	$1,308

ATCF per share - basic						$0.03
ATCF per share - diluted						$0.03
Dividends paid per share						$0.015
Weighted average common shares outstanding - basic						45,517,207
Weighted average common shares outstanding - diluted						45,902,063

(1) Based on an interest in our operating partnership of 78.56% for the three months ended September 30, 2012.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
Reconciliation of Net Income (Loss) to ATCF:

	For the nine months ended September 30, 2013
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$65,761	$—	$—	$—	$—	65,761
Income tax (benefit) provision	8,027	—	—	—	—	8,027
Noncontrolling interests - unitholders in the Operating Partnership	18,821	—	—	—	—	18,821
Depreciation and amortization	11,850	16,442	5,560	(5,582)	(86)	28,184
Amortization of loan costs	416	(251)	85	84	—	334
Non-cash compensation expense	1,815	—	—	—	—	1,815
Straight-line rent adjustments	(1,110)	(2,012)	221	671	10	(2,220)
Adjustments to reflect the fair market value of rent	115	(2,548)	(188)	849	(4)	(1,776)
Impairment loss	753	—	—	—	—	753
Gain on liquidation of joint venture	(118,201)	—	—	—	—	(118,201)
Loss (gain) on sale of real estate	566	—	(2,192)	—	—	(1,626)
ATCF before income taxes	$(11,187)	$11,631	$3,486	$(3,978)	$(80)	$(128)

TPGI's share of ATCF before income taxes (1)	$(8,914)	$9,268	$2,778	$(3,170)	$(64)	$(102)
TPGI's income tax benefit (expense) - current	(63)	—	—	—	—	(63)
TPGI's share of ATCF	$(8,977)	$9,268	$2,778	$(3,170)	$(64)	$(165)
ATCF per share - basic						$—
ATCF per share - diluted						$—
Dividends paid per share						$0.06
Weighted average common shares outstanding - basic						46,484,165
Weighted average common shares outstanding - diluted						46,752,071

(1) Based on an interest in our operating partnership of 79.68% for the nine months ended September 30, 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
Reconciliation of Net Income (Loss) to ATCF:

	For the nine months ended September 30, 2012
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(12,009)	$—	$—	$—	$—	(12,009)
Income tax (benefit) provision	(368)	—	—	—	—	(368)
Noncontrolling interests - unitholders in the Operating Partnership	(3,817)	—	—	—	—	(3,817)
Depreciation and amortization	11,782	2,306	5,687	(201)	(23)	19,551
Amortization of loan costs	440	34	195	—	—	669
Non-cash compensation expense	1,235	—	—	—	—	1,235
Straight-line rent adjustments	(296)	(197)	59	31	3	(400)
Adjustments to reflect the fair market value of rent	31	(379)	(241)	—	—	(589)
ATCF before income taxes	$(3,002)	$1,764	$5,700	$(170)	$(20)	$4,272

TPGI's share of ATCF before income taxes (1)	$(2,294)	$1,348	$4,356	$(130)	$(15)	$3,265
TPGI's income tax benefit (expense) - current	108	—	—	—	—	108
TPGI's share of ATCF	$(2,186)	$1,348	$4,356	$(130)	$(15)	$3,373

ATCF per share - basic						$0.08
ATCF per share - diluted						$0.08
Dividends paid per share						$0.045
Weighted average common shares outstanding - basic						40,301,224
Weighted average common shares outstanding - diluted						40,668,418

(1) Based on an interest in our operating partnership of 76.43% for the nine months ended September 30, 2012.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended September 30, 2013	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$464	$49	$500	$61	$1,074
Unconsolidated real estate entities	2,095	238	793	2,233	5,359
Unaffiliated real estate entities	358	118	381	141	998
Total investment advisory, management, leasing and development services revenue	$2,917	$405	$1,674	$2,435	7,431
Investment advisory, management, leasing and development services expenses					(2,968)
Net investment advisory, management, leasing and development services income					$4,463

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,431
Elimination of intercompany fee revenues					(2,319)
Investment advisory, management, leasing and development services revenue, as reported					$5,112

Three months ended September 30, 2012
Source of revenues:
Consolidated real estate entities	$440	$129	$240	$67	$876
Unconsolidated real estate entities	2,103	98	845	1,262	4,308
Unaffiliated real estate entities	501	115	298	90	1,004
Total investment advisory, management, leasing and development services revenue	$3,044	$342	$1,383	$1,419	6,188
Investment advisory, management, leasing and development services expenses					(2,634)
Net investment advisory, management, leasing and development services income					$3,554

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,188
Elimination of intercompany fee revenues					(1,595)
Investment advisory, management, leasing and development services revenue, as reported					$4,593

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Nine months ended September 30, 2013	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$1,369	$231	$1,556	$195	$3,351
Unconsolidated real estate entities	5,967	574	2,894	4,759	14,194
Unaffiliated real estate entities	1,254	325	638	309	2,526
Total investment advisory, management, leasing and development services revenue	$8,590	$1,130	$5,088	$5,263	20,071
Investment advisory, management, leasing and development services expenses					(7,176)
Net investment advisory, management, leasing and development services income					$12,895

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$20,071
Elimination of intercompany fee revenues					(7,149)
Investment advisory, management, leasing and development services revenue, as reported					$12,922

Nine months ended September 30, 2012
Source of revenues:
Consolidated real estate entities	$1,314	$301	$435	$201	$2,251
Unconsolidated real estate entities	6,308	564	3,335	3,555	13,762
Unaffiliated real estate entities	1,456	255	708	250	2,669
Total investment advisory, management, leasing and development services revenue	$9,078	$1,120	$4,478	$4,006	18,682
Investment advisory, management, leasing and development services expenses					(8,628)
Net investment advisory, management, leasing and development services income					$10,054

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$18,682
Elimination of intercompany fee revenues					(4,104)
Investment advisory, management, leasing and development services revenue, as reported					$14,578

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of September 30, 2013			TPGI's Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI's Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended September 30, 2013 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at September 30, 2013
Consolidated Operating Properties:
One Commerce Square (7)	Philadelphia, PA	942,866	82.8%	75.0%	707,150	$12,450	$12,254	$14,324	$(1,063)	$(6,326)	$—	$143,282
Two Commerce Square (7)	Philadelphia, PA	953,276	88.1	75.0	714,957	14,066	13,396	14,584	(3,431)	(3,630)	—	123,403
Four Points Centre	Austin, TX	192,062	100.0	100.0	192,062	1,075	3,123	2,967	(1,026)	—	(554)	23,441	(8)
San Felipe Plaza	Houston, TX	980,472	88.9	100.0	980,472	12,998	15,026	15,340	(2)	(718)	(10,149)	110,000
CityWestPlace	Houston, TX	1,473,020	97.6	100.0	1,473,020	23,906	25,486	24,810	(764)	—	6,236	211,766
Subtotal Consolidated Operating Properties		4,541,696	90.7		4,067,661	64,495	69,285	72,025	(6,286)	(10,674)	(4,467)	611,892

TPG/CalSTRS Austin Joint Venture
Operating Properties:
Frost Bank Tower	Austin, TX	535,078	90.9	33.3	178,358	4,816	4,960	5,188	(52)	(478)	(910)	50,000
300 West 6th Street	Austin, TX	454,225	90.4	33.3	151,407	2,820	4,389	4,593	(474)	(457)	(985)	42,333
San Jacinto Center	Austin, TX	410,248	84.7	33.3	136,748	2,327	2,987	3,346	—	(846)	(710)	33,666
One Congress Plaza	Austin, TX	518,385	78.9	33.3	172,793	2,196	3,027	3,779	(225)	(1,754)	(1,133)	42,666
One American Center	Austin, TX	503,951	77.4	33.3	167,982	2,047	2,649	3,418	(442)	(1,773)	(1,054)	40,000
Subtotal TPG/CalSTRS Austin, Joint Venture		2,421,887	84.4		807,288	14,206	18,012	20,324	(1,193)	(5,308)	(4,792)	208,665
Total / Average		6,963,583	88.5%		4,874,949	$78,701	$87,297	$92,349	$(7,479)	$(15,982)	$(9,259)	$820,557

Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Footnotes to Portfolio Data on previous page:

(1)
TPGI's share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property with certain exceptions for Commerce Square (see footnote 7 below).

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income (“NOI”) - cash basis represents the sum of (in thousands):

		Less	Plus	Trailing
	Twelve	Nine	Nine	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2013
Rental, tenant reimbursements, and parking and other revenue	$54,922	$(41,360)	$42,833	$56,395
Property operating and maintenance expenses and real estate taxes	(31,860)	23,825	(25,484)	(33,519)
Consolidated Net Operating Income	23,062	(17,535)	17,349	22,876

Rental, tenant reimbursements, and parking and other revenue	41,424	(24,680)	44,866	61,610
Property operating and maintenance expenses and real estate taxes	(20,283)	12,358	(21,712)	(29,637)
TPGI's Share of Unconsolidated Net Operating Income	21,141	(12,322)	23,154	31,973

Adjustments:
Straight line and other GAAP rent adjustments	(1,878)	(948)	4,129	1,303
Free rent granted and termination fees earned for the period	3,896	(2,245)	4,005	5,656
Net operating (income) loss from development and other properties	777	(501)	244	520
Net operating income from sold properties	(3,889)	2,603	(1,533)	(2,819)
Elimination of intercompany revenues and expenses	(2,132)	(597)	1,949	(780)
Adjustment to revenues and operating expenses for change in ownership interest in Austin (a)	8,570	(16,277)	—	(7,707)
Adjustment to revenues and operating expenses for change in ownership interest in Houston	25,832	(19,819)	21,666	27,679
Adjusted Historical Net Operating Income - Cash Basis	$75,379	$(67,641)	$70,963	$78,701
(a) Adjusted Historical NOI reflects the Austin portfolio at 33.33%.

(4)
Current annualized net operating income represents the sum of i) TPGI's share of net operating income for the month of October 2013, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of September 30, 2013, calculated as if the leases began on September 30, 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy. For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of September 30, 2013. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

(7)
Brandywine Realty Trust ("BDN") has a 25% preferred equity position in the partnerships that own Commerce Square, for which it contributed $25.8 million. The preferred equity, which earns a preferred return of 9.25%, is being invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. Although TPGI's percentage interest has been reflected as 75%, the NOI amounts, leasing and capital cost amounts, and encumbrances are reflected at 100%, and the preferred equity balances and accrued preferred returns of $17.7 million and $11.4 million have been included in the encumbrances of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $0.4 million may be borrowed under this loan.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at September 30, 2013, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI's Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	477,529	9.8%	$—	$—
2013	80,414	1.6	19.60	19.59
2014	661,599	13.6	15.62	22.96
2015	389,777	8.0	17.70	23.44
2016	213,540	4.4	22.08	23.97
2017	576,220	11.8	17.01	25.39
2018	358,153	7.3	12.21	20.81
2019	104,339	2.1	19.10	25.62
2020	335,248	6.9	14.66	22.44
2021	899,261	18.4	13.50	22.14
2022	133,389	2.7	14.40	24.98
Thereafter	645,480	13.4	14.49	30.90
Total/Weighted Average	4,874,949	100.0%	$15.47	$24.22

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI's Share
	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Retention (square feet):
Retained tenants	83,087	156,693	12,743	67,564	59,147
Leases expired and terminated	222,596	210,757	91,020	108,250	101,973
Retention %	37.3%	74.3%	14.0%	62.4%	58.0%

All Leases Signed (square feet)	112,222	286,712	45,356	208,223	182,528
Weighted Average Lease Term (years):	8.4	7.4	5.6	7.4	7.6
Weighted Average Free Rent Term (months):	5.5	3.2	3.5	2.5	4.7
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$6.14	$5.67	$6.99	$5.85	$6.92
Renewals	$4.11	$2.69	$4.37	$3.42	$1.73
Combined	$5.30	$3.93	$6.34	$4.79	$6.20

Quarterly Leasing Spread (square feet):
New leases	17,864	100,435	25,543	78,469	61,488
Renewals	50,825	152,356	12,405	63,082	32,637
Total Leases Subject to Comparison (square feet)	68,689	252,791	37,948	141,551	94,125

New Leases/Expansions:
Expiring Cash Rental Rate	$16.24	$22.03	$20.31	$18.52	$21.38
Initial Cash Rental Rate	$21.31	$19.65	$20.83	$17.48	$20.21
Increase (decrease) %	31.2%	(10.8)%	2.6%	(5.6)%	(5.5)%

Expiring GAAP Rental Rate	$15.42	$19.69	$19.72	$17.05	$19.82
New GAAP Rental Rate	$23.19	$20.68	$21.36	$18.55	$21.84
Increase (decrease) %	50.4%	5.0%	8.3%	8.8%	10.2%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$17.36	$17.54	$15.92	$15.64	$16.63
Initial Cash Rental Rate	$18.61	$17.57	$24.73	$18.52	$21.60
Increase (decrease) %	7.2%	0.2%	55.3%	18.4%	29.9%

Expiring GAAP Rental Rate	$16.83	$16.80	$15.72	$16.40	$15.75
New GAAP Rental Rate	$20.54	$19.40	$25.06	$23.46	$22.45
Increase (decrease) %	22.0%	15.5%	59.4%	43.0%	42.5%

Combined:
Expiring Cash Rental Rate	$17.07	$19.32	$18.88	$17.22	$19.71
Initial Cash Rental Rate	$19.31	$18.40	$22.10	$17.94	$20.69
Increase (decrease) %	13.1%	(4.8)%	17.1%	4.2%	5.0%

Expiring GAAP Rental Rate	$16.47	$17.94	$18.41	$16.75	$18.39
New GAAP Rental Rate	$21.23	$19.91	$22.57	$20.74	$22.05
Increase (decrease) %	28.9%	11.0%	22.6%	23.8%	19.9%

(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Entitlements		As of September 30, 2013
	Location	TPGI's Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Status	Costs Incurred to Date		Average Cost Per Square Foot	Loan Balance
Pre-Development
Four Points Centre	Austin, TX	100%	19.0	Office/ Retail/ R&D/ Hotel	480,000	Entitled	$6,330	(1)	$13.19	$—
CityWestPlace land	Houston, TX	100	9.9	Office/ Retail/ Residential	500,000	Entitled	9,101		18.2	—
					980,000		$15,431		$15.74

Condominium Units Held for Sale				As of September 30, 2013
	Location	TPGI's Percentage Interest (2)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (3)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (4)	Book Carrying Value	Loan Balance (5)
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	267	301,822	$520	35	49,508	$513 to $1,236	$29,388	$—

(1)	Inclusive of capitalized interest.

(2)
We consolidate our Murano residential condominium project which we control. Our unaffiliated partner's interest is reflected in our consolidated balance sheets under the "Noncontrolling Interests" caption. Our partner has a stated ownership interest of 27%. Net proceeds from the project are distributed based on an order of preferences described in the partnership agreement. The Company anticipates that we will receive distributions in excess of our stated 73% ownership interest according to these distribution preferences.

(3)
The 35 units remaining to sell as of September 30, 2013 are all on high-rise floors with superior views. Subsequent to September 30, 2013, we closed the sales of nine units, which reduced the number of units remaining to be sold to 26, and two units remain under contract, which if they close, will bring the number of units remaining to be sold to 24.

(4)	The average list price per square foot is $741.

(5)	This loan was paid off in July 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	84.4	2002
Total/Weighted Average		1,879,618	94.1%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of September 30, 2013
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI's Share of Principal Amount	Maturity Date
2014 Maturity Date
Four Points Centre (1)	3.69%	$23,441	23,441	7/31/2014

2015 Maturity Date
Parkway loan (2)	6.00%	80,000	80,000	1/15/2015

2016 Maturity Date
One Commerce Square	5.67%	125,548	94,161	1/6/2016
CityWestPlace (Buildings I & II)	6.16%	118,041	118,041	7/6/2016
		243,589	212,202
2017 Maturity Date
Frost Bank Tower	6.06%	150,000	50,000	6/11/2017
One Congress Plaza	6.08%	128,000	42,666	6/11/2017
300 West 6th Street	6.01%	127,000	42,333	6/11/2017
One American Center	6.03%	120,000	40,000	6/11/2017
San Jacinto Center	6.05%	101,000	33,666	6/11/2017
		626,000	208,665
2018 and Thereafter- Maturity Date
San Felipe Plaza	4.78%	110,000	110,000	12/1/2018
CityWestPlace (Buildings III & IV)	5.03%	93,725	93,725	3/5/2020
Two Commerce Square (3)	3.96%	112,000	84,000	4/5/2023
		315,725	287,725
Total		$1,288,755	$812,033
Weighted average interest rate at September 30, 2013	5.61%
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
The Four Points Centre loan bears interest at LIBOR plus 3.50%. As of September 30, 2013, the loan has an unfunded balance of $0.4 million which is available to fund any remaining project costs. The loan has a one year extension option at our election subject to certain conditions that will put the maturity date at the end of extension options as July 31, 2015. The option to extend is subject to (1) a loan-to-value ratio and a minimum appraised land ratio of 62.5%, and (2) the adjusted net operating income of the property and improvements as a percentage of the outstanding principal balance must be at least 10.0%. If these requirements are not met, we can pay down the principal balance in an amount sufficient to satisfy these requirements. The debt yield is calculated by dividing the net operating income of the property by the outstanding principal balance of the loan. Through September 30, 2013, the property has generated net operating losses.

Beginning in August 2014, we are required to pay down the loan balance by $42,000 each month. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee of $10.9 million as of September 30, 2013. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of September 30, 2013.

(2)
TPG entered into a loan agreement with Parkway LP, in connection with a merger agreement, to fund a portion of the Company’s obligations with respect to the TPG/CalSTRS liquidation. The loan funded on September 27, 2013, in the amount of $80 million. The net proceeds were $78.8 million after payment of loan fees of $1.2 million. The loan bears interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears. The loan will mature on January 15, 2015. The loan may be prepaid at any time without penalty. The loan agreement contains affirmative and negative covenants, including covenants that restrict the Company’s ability to create liens on its properties, incur additional indebtedness, and engage in mergers, consolidations or sales of all or substantially all of its assets, in each case, subject to specified exceptions.

(3)
The mortgage loan is subject to interest only payments through March 5, 2018, and thereafter, principal and interest payments are due based on a thirty-year amortization schedule. The loan may be defeased, and is subject to yield maintenance payments for any prepayments made 60 days prior to the maturity date.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of September 30, 2013:

Debt		Aggregate Principal
Mortgage and other loans		$675,538
Company share of unconsolidated debt		209,411
Total combined debt		$884,949

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	46,969,703	$315,636
Operating partnership units (2)	11,871,049	79,773
Total common equity	58,840,752	$395,409
Total consolidated market capitalization		$1,070,947
Total combined market capitalization (3)		$1,280,358

(1)	Based on the closing price of $6.72 per share of TPGI common stock on September 30, 2013.

(2)	Includes operating partnership units and incentive units as of September 30, 2013.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NYSE: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Bradley H. Carroll	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director